As filed with the Securities and Exchange Commission on August 8,
                                         1995
                                 Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                          _________________________________

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _________________________________

                             HITOX CORPORATION OF AMERICA
                (Exact Name of Registrant as Specified in its Charter)


          Delaware                                               74-2081929
          (State or other jurisdiction of
               (I.R.S. Employer
          incorporation or organization)
               Identification No.)

          Furman Plaza Building
          418 Peoples Street
          P. O. Box 2544
          Corpus Christi, Texas
          78403-2544
          (Address of Principal Executive Offices)
                    (Zip Code)

                         ___________________________________

                                 1990 INCENTIVE PLAN
                                         FOR
                             HITOX CORPORATION OF AMERICA
                         ___________________________________

                               (Full Title of the Plan)
                         ___________________________________


          Mr. Thomas A. Landshof, President  Copies of Communications:
          Hitox Corporation of America       L. Steven Leshin, Esq.
          Furman Plaza Building              Jenkens & Gilchrist,
          418 Peoples Street                 a Professional Corporation
          P. O. Box 2544                     Suite 3200
          Corpus Christi, Texas 78403-2544   Dallas, Texas  75202-2799
          (512) 882-5175
          (Name, Address and Telephone
          Number, including area code
          of Agent for Service)
                          _________________________________


                                    CALCULATION OF REGISTRATION FEE


               Title of                       Proposed maximum      Proposed maximum
          securities to be   Amount to be   offering price per        aggregate               Amount of
              registered        registered       share(2)(3)       offering price (2)(3)   registration fee
             Common Stock,
               par value
                  $.25
               per share        450,000          $4.25              $1,643,225                $567




                  (1)  Pursuant  to  Rule  416,  an  indeterminate  number  of additional shares of Common Stock of the Company issuable pursuant to the exercise of options and/or awards granted or to be granted under  the plan in order to prevent dilution resulting
          from  any  future   stock  split,  stock   dividend  or   similar
          transaction are also being registered hereunder.

               (2) Estimated solely for the purpose of calculating the registration fee.

               (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is based on (i) 95,800 shares of common stock reserved for issuance under the Plan, but not subject to outstanding stock options, at a price per share of $4.25, which is the average of the highest and lowest price per share of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System Small-Cap Market on August 2, 1995, and (ii) the following shares of common stock reserved for issuance under the Plan and subject to options already granted thereunder at the following exercise prices:

            Number of Shares
            of Common Stock                Exercise Price
          Reserved for Issuance               Per Share

                    150,000                  $2.625
                    204,200                  $4.125

                                       PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Item 1.   Plan Information*

          Item 2.   Registrant   Information   and  Employee   Plan  Annual
          Information*

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

               Hitox Corporation of America (the "Corporation") hereby incorporates by reference its registration statement on Form S-8 previously filed with the Securities and Exchange Commission (Registration No. 33-39755), which related to the 1990 Incentive Plan for Hitox Corporation of America.


               *Information required  by Part  I to be  contained in  the
            Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on August 8, 1995:

                                   HITOX CORPORATION OF AMERICA


                                   By:  /s/ Thomas A. Landshof
                                   Thomas A. Landshof
                                   President and Chief Executive Officer

           Exhibit
              No.               Description of Exhibit

               4.1  Certificate of   Incorporation  of the Corporation,  as
          amended [1]

               4.2  Bylaws of the Corporation, as amended [1]

               4.3  Amendment to the Bylaws of the Corporation [1]

               4.4  1990 Incentive  Plan for  Hitox Corporation of  America
          [2]

               4.5  Form of Common Stock Certificate [1]

               4.6 Form of Convertible Subordinated Debenture of the Corporation dated June 15, 1992, and related purchase agreements [3]

               4.7 Form of First Amendment to the Note Purchase Agreement covering the Convertible Subordinated Debenture of the Company, dated September 30, 1994 [4]

               4.8 Form of Second Amendment to the Note Purchase Agreement covering the Convertible Subordinated Debenture of the Company, dated February 28, 1995[5].

               4.9  Form of Incentive Stock Option Agreement

               4.10 Form of Nonqualified Stock Option Agreement

               5.1  Opinion of Jenkens & Gilchrist, P.C.

               24.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1)

               24.2 Consent of Deloitte & Touche

               25.1 Power  of   Attorney  (see   signature  page  of   this
          Registration Statement)


          [1] Included as an exhibit in the Corporation's Registration Statement on Form S-1, Registration No. 33-25354, and incorporated herein by reference.

          [2] Included as an Exhibit in the Corporation's Registration Statement on Form S-8, Registration No. 33-39755, and incorporated herein by reference.

          [3]  Included as an  Exhibit in the Corporation's  filing on Form
               8-K  dated  June  15,   1992,  and  incorporated  herein  by
               reference.

          [4] Included as an Exhibit in the Corporation's filing on Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated herein by reference.

          [5] Included as an Exhibit in the Corporation's filing on Form 10-QSB for the quarter ended March 31, 1995.